UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Revised Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Tollgrade Communications, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
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SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT DATED JUNE 19, 2009 FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 5, 2009

TOLLGRADE COMMUNICATIONS, INC.
493 NIXON ROAD, CHESWICK, PENNSYLVANIA 15024
SUPPLEMENT TO THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT DATED JUNE 19, 2009 FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON AUGUST 5, 2009
To the Shareholders of Tollgrade Communications, Inc.:
     The information contained in this Supplement (the “Supplement”) amends, supplements and, to the extent inconsistent, supersedes the corresponding information in the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 19, 2009 (the “Proxy Statement”) previously sent to the shareholders of Tollgrade Communications, Inc., a Pennsylvania corporation (the “Company” or “Tollgrade”), in connection with the solicitation of proxies on behalf of the Board of Directors of Tollgrade for use at Tollgrade’s 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) and at any adjournment or postponement thereof. The 2009 Annual Meeting will be held on Wednesday, August 5, 2009, at the Syria Shrine Center, 1877 Shriners Way, Cheswick, PA 15024, at 3:00 p.m., local time, which is the same place and time specified in the Proxy Statement. The Proxy Statement, together with Tollgrade’s WHITE proxy card, were mailed on or about June 22, 2009.
     The record date for the determination of shareholders who are entitled to notice of and to vote at the 2009 Annual Meeting, and at any adjournment or postponement thereof, is the close of business on May 8, 2009, which is the same record date specified in the Proxy Statement.
     A revised WHITE proxy card is enclosed with this Supplement. If you have not yet voted, please use the enclosed revised WHITE proxy card to vote as soon as possible. The only difference between the enclosed revised WHITE proxy card and the WHITE proxy card you previously received is the substitution of Charles E. Hoffman for Daniel P. Barry as a nominee for the Tollgrade Board. If you already returned, or hereafter return, the previously distributed form of WHITE proxy card before the 2009 Annual Meeting, your submitted WHITE proxy card will remain valid and will be voted at the 2009 Annual Meeting unless revoked, except that the proxies named thereon will use their discretionary authority to vote any shares you voted for Mr. Barry for Mr. Hoffman instead. Completing and returning the enclosed revised WHITE proxy card (naming Mr. Hoffman instead of Mr. Barry as a nominee) before the 2009 Annual Meeting will revoke any proxy previously submitted and the revised WHITE proxy card will be voted for the directors nominated by the Tollgrade Board as instructed on the form.
     All shareholders, regardless of whether they have previously submitted a WHITE proxy card, are urged to return the enclosed revised WHITE proxy card. Please discard any WHITE proxy card you may have previously received and use the revised WHITE proxy card enclosed with this Supplement. If you have already voted your shares, whether via online voting, by telephone or by returning the previously mailed WHITE proxy card, you may vote again by whichever method you choose and your later vote will supersede your earlier vote.
     This year’s annual meeting is particularly important and YOUR vote is extremely important. As you may be aware, affiliates of Ramius LLC (together with all affiliates and associates thereof, the “Ramius Group”) have filed definitive proxy materials with the Securities and Exchange Commission to solicit proxies for the election at the 2009 Annual Meeting of three of their candidates to serve as directors of Tollgrade. Your Board of Directors has not approved or endorsed any of the Ramius Group’s nominees for election as director and strongly urges you NOT to sign or return any proxy card that the Ramius Group may send to you. Even a vote “AGAINST” the Ramius Group’s nominees on its proxy card will cancel any previously submitted WHITE proxy card. If you previously signed a proxy card sent to you by the Ramius Group, you can revoke that proxy and vote for your Board’s nominees at the 2009 Annual Meeting by completing and returning the enclosed revised WHITE proxy card. Only your latest dated proxy will count. Your Board of Directors unanimously recommends that you vote “FOR” all the Board’s nominees using the enclosed revised WHITE proxy card.
     This Supplement should be read in conjunction with the Proxy Statement. References to sections and subsections herein are references to the corresponding sections and subsections in the Proxy Statement and references to page numbers herein are references to page numbers in the Proxy Statement. Capitalized terms used in this Supplement that are not defined herein have the meanings given to them in the Proxy Statement.
     Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or at the 2009 Annual Meeting.
     The date of this Supplement is July 7, 2009 and the date on which this Supplement and the accompanying form of revised WHITE proxy card will first be sent to Tollgrade shareholders is on or about July 7, 2009.
     Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on August 5, 2009. Under new rules issued by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you a full set of proxy materials, including this Supplement, and by notifying you of the availability of our proxy materials on the Internet. Our proxy materials, including the Proxy Statement, this Supplement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are available at http://www.tollgrade.com.
Why am I receiving this Supplement?
     In 2008, the Tollgrade Board of Directors (the “Tollgrade Board”) retained the investment banking firm of Needham & Company LLC to help it evaluate a range of strategic alternatives to enhance shareholder value. At the conclusion of this process, the Tollgrade Board determined that the most appropriate strategy to enhance value was to emphasize Tollgrade’s service assurance offerings to the telecom market and capitalize on the strength of its current customer relationships as it extended its capabilities to next generation architectures. Our refocused strategy, which involves the creation of new software offerings and partnerships, allows us to leverage our strong embedded base of customers, and enhance the value of our long term relationships and services agreements. Tollgrade also has the financial flexibility to execute on our refocused strategy, thanks to our strong balance sheet, which includes no debt and healthy cash reserves of more than $60 million.
     As part of the Tollgrade Board’s plan to transform Tollgrade and reinvigorate its global franchise, the Tollgrade Board was unanimous in its view that Tollgrade and all of its shareholders would benefit from the addition of independent directors with deep experience in the telecom sector. On May 13, 2009, the Tollgrade Board announced that, as part of its plan to enhance its telecom industry expertise through the addition of independent directors with deep experience in the telecom sector, it had retained CT Partners, a nationally-recognized executive search firm, to assist it, in conducting a comprehensive search process to identify highly qualified and very experienced candidates with telecom industry expertise.
     Since the Proxy Statement and Tollgrade’s WHITE proxy card were mailed to shareholders, the Tollgrade Board has made significant progress on its plan to enhance its telecom industry expertise and, as a result of its comprehensive search process, has been able to identify and appoint two new highly qualified and very experienced independent directors with deep experience in the telecom sector who are committed to acting in the best interests of all shareholders.
     On June 24, 2009, the Tollgrade Board voted to increase its size from seven to eight members and unanimously appointed Edward H. Kennedy to fill the newly-created vacancy. Under the terms of Tollgrade’s Amended and Restated Bylaws, as most recently amended on May 21, 2007 (“Bylaws”), the Tollgrade Board may determine its own size so long as the size of the Tollgrade Board remains at not more than nine directors. In addition, under the terms of Tollgrade’s Amended and Restated Articles of Incorporation, as most recently amended on May 21, 2007 (“Articles”), if prior to Tollgrade’s 2010 Annual Meeting of Shareholders the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Accordingly, the Tollgrade Board determined to appoint Mr. Kennedy to the class of directors whose term expires at the 2010 Annual Meeting of Shareholders which, prior to the appointment of Mr. Kennedy, had only two directors in that class. Pursuant to the Articles, the classification of the Tollgrade Board is in the process of being phased out. Beginning with the 2010 Annual Meeting of Shareholders, all directors will be required to stand for election annually.
     On July 6, 2009, the Tollgrade Board voted to further increase its size from eight to nine members until the final certification of the vote by shareholders at the 2009 Annual Meeting and unanimously appointed Charles E. Hoffman to fill the newly-created vacancy. To continue to maintain the number of directors in each class as nearly equal as possible, the Tollgrade Board determined to appoint Mr. Hoffman to one of the two classes of directors whose term expires at the 2009 Annual Meeting and whose members are required to stand for re-election at the 2009 Annual Meeting.
     In connection with his appointment to the Tollgrade Board, Mr. Hoffman has been nominated to stand for re-election at the 2009 Annual Meeting as a substitute nominee for Daniel P. Barry. Mr. Barry has served on the Tollgrade Board since 1995, served as Tollgrade’s Chairman of the Board from 2005-2009 and is one of the Tollgrade Board’s longest serving directors. Mr. Barry has informed the Tollgrade Board that he has determined not to stand for re-election so that he can retire from the Tollgrade Board following the 2009 Annual Meeting. Accordingly, immediately following the final certification of the voting results from the 2009 Annual Meeting, the size of the Tollgrade Board will be automatically reduced from nine to eight members.
     Mr. Hoffman has consented to being nominated for election to the Tollgrade Board, to being named in this Supplement and to serving as a member of the Tollgrade Board if elected by Tollgrade’s shareholders.

How has “Proposal No. 1 – Election of Directors” been amended?
     In light of the substitution of Mr. Hoffman as a nominee for election to the Tollgrade Board in place of Mr. Barry, Proposal No. 1, as set forth in the Proxy Statement, dated June 19, 2009, with respect to the 2009 Annual Meeting, is hereby amended to provide that the Tollgrade Board has nominated the following five (5) individuals to serve on the Tollgrade Board for a one-year term until the 2010 annual meeting of Tollgrade’s shareholders: Joseph A. Ferrara, Tollgrade’s Chairman and Chief Executive Officer, James J. Barnes, David S. Egan, Charles E. Hoffman and Brian C. Mullins.
     Unless otherwise instructed, the persons named in the accompanying revised WHITE proxy card will vote to elect Messrs. Barnes, Egan, Ferrara, Hoffman and Mullins to the Tollgrade Board, unless, by marking the appropriate space on the revised WHITE proxy card, the shareholder instructs that he, she or it withholds authority from the proxy holder to vote. The revised WHITE proxy card will not be voted for more than five candidates or for anyone other than the Tollgrade Board’s nominees or designated substitutes.
Biographical Information
     Biographical, share ownership and certain other information with respect to the Tollgrade Board’s nominees and continuing directors, except for Messrs. Hoffman and Kennedy, and Tollgrade’s Executive Officers is set forth in the Proxy Statement. Certain information concerning Messrs. Hoffman and Kennedy is set forth below. The business address of Messrs. Kennedy and Hoffman is c/o Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, Pennsylvania 15024.

	DIRECTOR	PRINCIPAL OCCUPATION;
NAME	SINCE	OTHER DIRECTORSHIPS; AGE
Edward H. Kennedy	2009	Since January 2008, Mr. Kennedy has served as the Chairman, Chief Executive Officer, and President of Rivulet Communications, Inc., a leading edge medical video networking company that enables medical, government and enterprise customers to effectively transport high-bandwidth, mission-critical and real-time applications over existing IP networks. Prior to that, from January 2004 until January 2008, Mr. Kennedy served as an independent consultant. From January 2002 until January 2004, he served as President of Tellabs North American Operations and Executive Vice President of Tellabs. From March 1999 until January 2002, Mr. Kennedy was President and Chief Executive Officer (and Co-Founder) of Ocular Networks, a provider of next generation optical networking technologies, until it was sold to Tellabs. He has also held various executive positions at leading telecom equipment companies, including Alcatel and Newbridge Networks Corporation. Mr. Kennedy also currently serves on the boards of Hatteras Networks, Inc. and Imagine Communications, Inc. He previously served on the board of directors of Visual Networks, a publicly-traded, Nasdaq-listed company until its acquisition by Fluke Networks, a division of Danaher Corporation. Mr. Kennedy holds a Bachelor of Science degree in electrical engineering from Virginia

	DIRECTOR	PRINCIPAL OCCUPATION;
NAME	SINCE	OTHER DIRECTORSHIPS; AGE
		Polytechnic Institute and State University; Age 54.

Charles E. Hoffman	2009	From June 2001 until his retirement in April 2008, Mr. Hoffman served as the President, Chief Executive Officer and a director of Covad Communications Group, Inc., a nationwide provider of integrated voice and data communications. From January 1998 to June 2001, Mr. Hoffman served as President and Chief Executive Officer of Rogers Wireless, Inc., a Canadian communications and media company. Since June 2006, Mr. Hoffman has served as a director of Synchronoss Technologies Inc., a provider of on-demand transaction management solutions to the communication service provider market; and since January 2005 as a director of Chordiant Software, Incorporated, a provider of customer experience software and services. Mr. Hoffman holds a Bachelor of Science degree and a Masters of Business Administration from the University of Missouri at St. Louis; Age 59.
Director Independence
     The Tollgrade Board has adopted Corporate Governance Guidelines that contain categorical standards for the determination of director independence, which are available to the public at www.tollgrade.com. The Tollgrade Board has determined that Messrs. Kennedy and Hoffman are each “independent directors” under both the categorical standards for director independence contained in its Corporate Governance Guidelines and Rule 5605(a)(2) of the Nasdaq Stock Market’s listing standards.
Board Committees
     Neither Mr. Kennedy nor Mr. Hoffman currently serve on any committees of the Tollgrade Board.
Director Compensation
     In addition to the standard compensation received by outside directors, as described in the Proxy Statement, in connection with their appointment as directors of Tollgrade, Tollgrade has agreed to request the Tollgrade Board’s Compensation Committee to grant each of Messrs. Hoffman and Kennedy stock options to purchase 35,000 shares of Tollgrade’s common stock.
Securities Ownership
     Neither Mr. Kennedy nor Mr. Hoffman beneficially own any shares of Tollgrade’s common stock. Neither Mr. Kennedy nor Mr. Hoffman has engaged in any purchases or sales within the past two years of Tollgrade’s common stock.
Certain Participant Information
     Under applicable SEC rules, each of Messrs. Kennedy and Hoffman is deemed a “participant” with respect to the solicitation of proxies in connection with the 2009 Annual Meeting.

     None of Mr. Kennedy, Mr. Hoffman nor any of their respective associates (i) owns, beneficially or of record, any shares of Tollgrade’s common stock, or (ii) is a party to any transaction or series of similar transactions, (1) in which Tollgrade or any of Tollgrade’s subsidiaries was or is to be a party, (2) in which the amount involved exceeds $120,000, or (3) in which any such person or any of his or her associates had or will have a direct or indirect material interest.
     Except as disclosed in this Supplement, (i) none of Mr. Kennedy, Mr. Hoffman nor any of their respective associates has entered into an arrangement or understanding with any person with respect to any future employment by Tollgrade or its affiliates, or any future transactions to which Tollgrade or any of its affiliates will or may be a party, (ii) there are no contracts, arrangements or understandings within the past year between either Mr. Kennedy or Mr. Hoffman and any person with respect to any securities of Tollgrade, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, (iii) neither Mr. Kennedy nor Mr. Hoffman beneficially owns any securities of any subsidiary of the Tollgrade, and (iv) neither Mr. Kennedy nor Mr. Hoffman has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2009 Annual Meeting.
     There are no material proceedings to which Mr. Kennedy, Mr. Hoffman nor any of their respective associates is a party adverse to Tollgrade or any of its subsidiaries or has a material interest adverse to Tollgrade or any of its subsidiaries.
     There are no family relationships among either Mr. Kennedy or Mr. Hoffman and any director or executive officer of Tollgrade.
     THE TOLLGRADE BOARD UNANIMOUSLY RECOMMENDS A VOTE ‘‘FOR’’ THE ELECTION OF EACH OF THE FIVE NOMINEES ON THE ENCLOSED REVISED WHITE PROXY CARD.
Procedural Matters
     A revised WHITE proxy card is enclosed with this Supplement. If you have not yet voted, please use the enclosed revised WHITE proxy card to vote as soon as possible. The only difference between the enclosed revised WHITE proxy card and the WHITE proxy card you previously received is the substitution of Mr. Hoffman for Mr. Barry as a nominee for the Tollgrade Board.
     If you already returned, or hereafter return, the previously distributed form of WHITE proxy card before the 2009 Annual Meeting, your submitted WHITE proxy card will remain valid and will be voted at the 2009 Annual Meeting unless revoked, except that the proxies named thereon will use their discretionary authority to vote any shares you voted for Mr. Barry for Mr. Hoffman instead. Completing and returning the enclosed revised WHITE proxy card (naming Mr. Hoffman instead of Mr. Barry as a nominee) before the 2009 Annual Meeting will revoke any proxy previously submitted and the revised WHITE proxy card will be voted for the directors nominated by the Tollgrade Board as instructed on the form.
     If you have not yet returned your proxy card, please vote as soon as possible. You may use the revised WHITE proxy card enclosed with this Supplement, which reflects the revised slate of nominees of the Tollgrade Board. All shareholders, regardless of whether they have previously submitted a WHITE proxy card, are urged to return the enclosed revised WHITE proxy card. Please discard any WHITE proxy card you may have previously received and use the revised WHITE proxy card enclosed with this Supplement.

     This year’s annual meeting is particularly important and YOUR vote is extremely important. As you may be aware, affiliates of Ramius LLC (together with all affiliates and associates thereof, the “Ramius Group”) have filed definitive proxy materials with the Securities and Exchange Commission to solicit proxies for the election at the 2009 Annual Meeting of three of their candidates to serve as directors of Tollgrade. Your Board of Directors has not approved or endorsed any of the Ramius Group’s nominees for election as director and strongly urges you NOT to sign or return any proxy card that the Ramius Group may send to you. Even a vote “AGAINST” the Ramius Group’s nominees on its proxy card will cancel any previously submitted WHITE proxy card. If you previously signed a proxy card sent to you by the Ramius Group, you can revoke that proxy and vote for your Board’s nominees at the 2009 Annual Meeting by completing and returning the enclosed revised WHITE proxy card. Only your latest dated proxy will count. Your Board of Directors unanimously recommends that you vote “FOR” all the Board’s nominees using the enclosed revised WHITE proxy card.
Can I revoke my proxy or change my vote?
     Shareholders may revoke any previously delivered voting proxy at any time before it is voted at the 2009 Annual Meeting:
▪	By delivering to our Corporate Secretary a signed written notice of revocation, bearing a date later than the date of the proxy, stating that the proxy is revoked;

▪	By attending the meeting and voting in person (the shareholder’s attendance at the meeting will not, by itself, revoke the proxy – the shareholder must vote in person at the meeting to revoke a prior proxy);

▪	By submitting a later-dated proxy card;

▪	If the shareholder voted by telephone or the Internet, by voting at a later time by telephone or the Internet; or

▪	If the shareholder has instructed a broker, bank or other nominee to vote the shareholder’s shares, by following the directions received from the broker, bank or other nominee to change those instructions.
Other Matters
     The Tollgrade Board does not intend to bring before the 2009 Annual Meeting any matters other than those specifically described in the Proxy Statement, as amended and supplemented by this Supplement and knows of no matters to be submitted to the 2009 Annual Meeting other than those presented in the Proxy Statement, as amended and supplemented by this Supplement. If any other matters properly come before the 2009 Annual Meeting, it is the intention of the persons named on the enclosed proxy card to vote the shares they represent in accordance with their best judgment on each of such matters.
     A revised WHITE proxy card is being delivered to shareholders of Tollgrade along with this Supplement. ALL SHAREHOLDERS, REGARDLESS OF WHETHER THEY HAVE PREVIOUSLY SUBMITTED A PROXY, ARE URGED TO RETURN THE ENCLOSED WHITE PROXY CARD. PLEASE DISCARD ANY WHITE PROXY CARD YOU MAY HAVE PREVIOUSLY RECEIVED.

     FOR FURTHER INFORMATION CONCERNING THE TOLLGRADE BOARD’S NOMINEES FOR ELECTION AS DIRECTOR, THE OTHER PROPOSALS TO COME BEFORE THE 2009 ANNUAL MEETING, THE VOTING AND REVOCATION OF PROXIES AND A NUMBER OF OTHER MATTERS, YOU ARE URGED TO READ THE PROXY STATEMENT.

BY ORDER OF THE BOARD OF DIRECTORS

Sara M. Antol
General Counsel and Corporate Secretary

Dated: July 7, 2009

IMPORTANT NOTE
     YOUR VOTE IS IMPORTANT. TO ENSURE YOUR REPRESENTATION AT THE 2009 ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED REVISED WHITE PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED PRE-ADDRESSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO GRANT A PROXY OVER THE INTERNET OR BY TELEPHONE, AS SET FORTH ON THE ENCLOSED PROXY OR VOTING INSTRUCTION CARD. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.
CONTACT FOR QUESTIONS AND ASSISTANCE IN VOTING YOUR SHARES
     If you have any questions or need assistance in voting your shares, or wish to obtain additional copies of this Supplement or the Proxy Statement, please call the firm assisting the Tollgrade Board in the solicitation of proxies:
1200 Wall Street West
Lyndhurst, NJ 07071
Shareholders Call Toll-Free: (866) 340-6685
Banks and Brokerage Firms Call Collect: (201) 806-7300

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING.
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting are available through 11:59 PM Eastern Time the day prior to the annual meeting.

TELEPHONE	INTERNET	MAIL
1-(866) 437-4683 Use any touch-tone telephone to vote your proxy. Have your white proxy card in hand when you call.	INTERNET http://www.proxyonline.com Use the Internet to vote your proxy. Have your white proxy card in hand when you access the web site.	Simply sign and date your white proxy card and return it in the postage-paid envelope. If you are voting by telephone or over the Internet, please do not mail your proxy card.
CONTROL NUMBER

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your white proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement, the Supplement thereto and the 2008 Annual Report to Shareholders are available at:
www.tollgrade.com

▼		▼
FOLD AND DETACH HERE

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.
THE TOLLGRADE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSALS 2 AND 3.

Please mark your votes as indicated in this example	☒

1. As described in the supplement to the proxy statement, this proxy has been revised to reflect a revised slate of nominees:
Nominees

01 James J. Barnes

02 Charles E. Hoffman

03 David S. Egan

04 Joseph A. Ferrara

05 Brian C. Mullins

FOR	WITHHOLD
all nominees	AUTHORITY
(except as	to vote for all
indicated)	nominees	*EXCEPTIONS

☐	☐	☐

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
*Exceptions

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2009.	☐	☐	☐

3. Approval of amendment to 2006 Long-Term Incentive Compensation Plan, as amended and restated.	☐	☐	☐

4. In his or her discretion, the Proxy is authorized to vote upon such other business as may be properly brought before this meeting.

Check box if you plan to attend meeting. Mark here for Address Change or Comments SEE REVERSE	☐ ☐

Date:	, 2009

Signature

Signature (if held jointly)

Please date and sign exactly as name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, Corporate Official, etc. full title as such should be shown. For joint account, each joint owner should sign.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Choose MLinksSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

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FOLD AND DETACH HERE

TOLLGRADE COMMUNICATIONS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
OF TOLLGRADE COMMUNICATIONS, INC. FOR
THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON AUGUST 5, 2009
The undersigned does hereby appoint Joseph A. Ferrara and Sara M. Antol, or any one of them, Proxies for the undersigned with full power of substitution at the Annual Meeting of the Shareholders of Tollgrade Communcations, Inc. (the “Company”), including any adjournment or postponement thereof (the “Annual Meeting”) to be held on August 5, 2009, all of the shares of Common Stock of the Company that the undersigned may be entitled to vote.
This proxy, when properly executed, will be voted in accordance with your instructions specified on the reverse side. If you do not give any specific instructions, this proxy will be voted “FOR” proposals 1, 2 and 3. In addition, the Proxies are authorized to vote in their discretion on any other matters that may properly come before the Annual Meeting, subject to the conditions described in the Company’s proxy statement and the supplement thereto. This proxy revokes all proxies previously given by the undersigned.

Address Change/Comments (Mark the corresponding box on the reverse side)